Exhibit I

Execution Copy

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT, dated as of November 30, 2017 (this “Agreement”), among Rentech Nitrogen Holdings, Inc., a Delaware corporation (“Borrower”), the lenders party hereto (“Lenders”), and Credit Suisse AG, Cayman Islands Branch, as administrative agent (“Agent”).

Statement of Purpose

WHEREAS, the Borrower, the Agent and the Lenders are party to that certain Second Amended and Restated Term Loan Credit Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), dated as of April 1, 2016.

WHEREAS, the Borrower desires to exchange 7,187,630 units of Underlying Equity, which constitutes all of its units of Underlying Equity, for a reduction of the outstanding Loans under the Credit Agreement in the principal amount of $22,396,682.35 and the accrued and unpaid interest and fees thereon (collectively, the “Exchange”), and the Lenders desire to accept such Exchange, as more specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2. Share Exchange.

(a) Subject to Section 2(c), the parties hereto agree that the Exchange shall be effectuated by the Borrower delivering an irrevocable instruction letter to The Bank of New York Mellon, in the form attached hereto as Exhibit A (the “Instruction Letter”), pursuant to which the Borrower shall direct The Bank of New York Mellon, on the Effective Date (as defined below), as promptly as possible on or after the Effective Date to assign, transfer, convey and deliver to the account of each Lender (or the account of a designated related party to such Lender) specified in the Instruction Letter the number of units of Underlying Equity specified therein for such Lender (or its designated related party) free and clear of all liens and encumbrances (other than imposed by applicable law), with effect from and after the Effective Date. The parties hereto agree that the transfer or transfers of units of Underlying Equity to the Lenders (or their designated related parties) in exchange for a reduction of the outstanding Loans under the Credit Agreement effectuated pursuant to this Agreement shall collectively be considered one transaction, occurring on the Effective Date.

(b) The Agent and Lenders hereby agree that any restrictions, requirements or conditions precedent contained in the Credit Agreement to the entering into and performance of this Agreement, including, without limitation, any requirements of prior notice contained in the Credit Agreement with respect to the matters contemplated by this Agreement, are waived. In connection with the occurrence of the Exchange, the Lenders direct the Agent, and the Agent releases its security interests in all of the Collateral Shares.

Each of the parties hereto agrees that after Lenders (or their designated related parties) have received the units of Underlying Equity constituting the Exchange, the aggregate principal amount of Loans outstanding under the Credit Agreement is $19,543,707.61.

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(c) Notwithstanding anything to the contrary in this Section 2, the payments contemplated to be made pursuant to Section 2(a) above shall be deemed not to have occurred until each Lender (or its designated related party) shall have received in its account referred to in the Instruction Letter the units of Underlying Equity.

3. Representations and Warranties. Borrower represents and warrants to Agent and the Lenders that:

(a) after careful consideration of the terms of the Credit Agreement and the other Loan Documents, the Borrower has determined that both immediately before and immediately after the consummation of the Exchange, the Borrower’s Obligations under the Credit Agreement are over-secured;

(b) the units of Underlying Equity are not restricted securities within the meaning of Rule 144 under the Securities Act and they may be resold without restriction under Rule 144 by Rentech, Inc.; and

(c) the units of Underlying Equity constitute Collateral.

4. Conditions to Effectiveness. Upon the satisfaction or waiver of each of the following conditions, this Agreement shall be deemed to be effective (the date of such satisfaction, the “Effective Date”):

(a) the Agent shall have received counterparts of this Agreement executed by each of the Lenders and the Borrower;

(b) the Agent shall have received a copy of the Instruction Letter; and

(c) all fees and expenses required to be paid to the Agent and the Lenders on or before the Effective Date, including, without limitation, the reasonable fees and expenses of counsel to Administrative Agent and Lenders incurred on or prior to the Effective Date and unpaid as of such date, shall have been paid.

5. Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. The parties hereto hereby affirm and acknowledge that this Agreement constitutes a Loan Document under the Credit Agreement. This Agreement shall not be deemed (a) to be a waiver of, consent to, or a modification or amendment of any other term or condition of the Credit Agreement or any other Loan Document or (b) to prejudice any right or rights which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any other Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby. Without limiting the generality of the foregoing, the execution and delivery of this Agreement shall not constitute a novation of any indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement.

6. Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart hereof.

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7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

BORROWER:	RENTECH NITROGEN HOLDINGS, INC., as Borrower

	By:	/s/ Paul Summers
	Name:	Paul Summers
	Title:	Chief Financial Officer

Signature Page to Share Exchange Agreement

AGENT:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Agent

	By:	/s/ Mikhail Faybusovich
	Name:	Mikhail Faybusovich
	Title:	Authorized Signatory

	By:	/s/ D. Andrew Maletta
	Name:	D. Andrew Maletta
	Title:	Authorized Signatory

Signature Page to Share Exchange Agreement

LENDERS:

GSO SPECIAL SITUATIONS MASTER FUND LP, as a Lender

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP, as a Lender

GSO CREDIT-A PARTNERS LP, as a Lender

STEAMBOAT CREDIT OPPORTUNITIES MASTER FUND LP, as a Lender

GSO COASTLINE CREDIT PARTNERS LP, as a Lender

GSO CACTUS CREDIT OPPORTUNITIES FUND LP, as a Lender

By: GSO Capital Partners LP, its investment adviser

GSO AIGUILLE DES GRANDS MONTETS FUND II LP, as a Lender By: GSO Capital Partners LP, its attorney-in-fact

	By:	/s/ Marisa Beeney
	Name:	Marisa Beeney
	Title:	Authorized Signatory

Signature Page to Share Exchange Agreement

EXHIBIT A

INSTRUCTION LETTER

November [•], 2017

VIA EMAIL

The Bank of New York Mellon

Corporate Trust – Specialty Services

101 Barclay Street, 7E

New York, NY 10286

Attention: Robert Hough

Re:	Instruction to Bank of New York Mellon (the “Bank”)

Dear Robert:

This letter shall serve as authorization and instruction for the Bank to transfer CVR Units from the account of Rentech Nitrogen Holdings, Inc., Account Number 711008 located at the Bank (the “RNHI Collateral Account”) to each of the GSO Funds specified in column C titled “Participating Funds” located on the spreadsheet attached as Exhibit A (the “Spreadsheet”) in the amounts specified in column D of the Spreadsheet for each such GSO Fund. The account at which each GSO Fund shall receive the CVR Units to be transferred to it is specified alongside the name of such GSO Fund in column I of the Spreadsheet.

In connection with the occurrence of the foregoing, the undersigned, Credit Suisse AG, Cayman Islands Branch, as Administrative Agent, confirms the release of its security interests in all of the CVR Units credited to the RNHI Collateral Account.

This instruction letter may not be revoked, modified or cancelled in any way, and any purported revocation, modification or cancellation shall be null, void and of no force or effect, unless accompanied by written confirmation and approval signed by Credit Suisse AG, Cayman Islands Branch, in its capacity as Administrative Agent under the Second Amended and Restated Term Loan Credit Agreement, dated as of April 1, 2016, among Rentech Nitrogen Holdings, Inc., the Lenders (as defined therein) party thereto and Credit Suisse AG, Cayman Islands Branch, as Administrative Agent.

If you have any questions regarding the information contained herein, please contact Paul Summers at (310) 571-9828. Thank you for your assistance in this matter.

[Signature Page Follows]

Sincerely, RENTECH NITROGEN HOLDINGS, INC.

By:

Name:
Title:

ACKNOWLEDGED AND AGREED: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH , as Administrative Agent

By:
Name:	Mikhail Faybusovich
Title:	Authorized Signatory

By:
Name:	D. Andrew Maletta
Title:	Authorized Signatory

Signature Page to Instruction Letter

Exhibit A

Spreadsheet